As filed with the Securities and Exchange Commission on October 23, 1997
                                                       Registration No. 333-1430

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              TERA COMPUTER COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                   Washington                          93-0962605
         (State or Other Jurisdiction of            (I.R.S. Employer
         Incorporation or Organization)            Identification No.)
                              --------------------

                            2815 Eastlake Avenue East
                         Seattle, Washington 98102-3027
                    (Address of Principal Executive Offices)
                               -------------------

                   1995 INDEPENDENT DIRECTOR STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                              (Full Title of Plan)
                               ------------------

                               Kenneth W. Johnson
                             Chief Financial Officer
                              TERA COMPUTER COMPANY
                            2815 Eastlake Avenue East
                         Seattle, Washington 98102-3027
                              Tel.: (206) 325-0800
                               Fax: (206) 325-2423
      (Name, Address, Telephone and Facsimile numbers, Including Area Code, of Agent for Service)
                               -------------------

                         Calculation of Registration Fee

===================================================================================================================
                                             Amount        Proposed Maximum      Proposed Maximum        Amount of
    Title of Securities                      to be          Offering Price       Maximum Aggregate     Registration
     to be Registered                      Registered        Per Share(1)        Offering Price(1)         Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   1,600,000 shares      $12.3125            $19,700,000            $5,970

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c).

===================================================================================================================

     This post-effective amendment to the Registration Statement on Form S-8, Registration No. 333-1430 (the "Registration Statement"), filed by Tera Computer Company (the "Company") with the Securities and Exchange Commission on February 16, 1996, registers 1,600,000 additional shares of the Company's common stock, par value $0.01 per share, issuable upon exercise of stock options granted or to be granted pursuant to the Company's 1995 Stock Option Plan (the "Plan"). Pursuant to the Securities Act of 1933, as amended, the Company registers these securities in addition to securities of the same class previously filed on the Registration Statement relating to the Plan and, in accordance with General Instruction E to Form S-8, the contents of the Registration Statement are incorporated by reference herein.

     In accordance with General Instruction E to Form S-8, the following exhibits are filed herewith:

    Exhibit No.

     4.1  Restated Articles of Incorporation of the Company *

     4.2  Restated Bylaws of the Company *

     4.3  Tera Computer Company 1995 Stock Option Plan *

     5    Opinion of Stoel Rives LLP

     23.1 Consent of Deloitte & Touch LLP

     23.2 Consent of Stoel Rives LLP (included in Exhibit 5)

     24   Power of Attorney **

------------------------

* Incorporated by reference to the Company's Registration Statement on Form SB-2 (Registration No. 33- 95460-LA), including any amendment filed for the purpose of updating such Registration Statement.

** Incorporated by reference to the Company's Registration Statement on Form S-8 (Registration No. 333- 1430).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 22, 1997.

                                   TERA COMPUTER COMPANY



                                   By:  /s/ JAMES E. ROTTSOLK
                                      -----------------------------------------
                                      James E. Rottsolk
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of October, 1997:

Signature and Title



/s/ BURTON J. SMITH                     *
-----------------------------------     ---------------------------------------
Burton J. Smith                         Daniel J. Evans, Director
Chairman of the Board of Directors



/s/ JAMES E. ROTTSOLK                   *
-----------------------------------     ---------------------------------------
James E. Rottsolk                       Kenneth W. Kennedy, Director
Chief Executive Officer and Director



/s/ KENNETH W. JOHNSON                  *
-----------------------------------     ---------------------------------------
Kenneth W. Johnson                      John W. Titcomb, Jr., Director
Chief Financial Officer

/s/ JAMES E. ROTTSOLK
-----------------------------------
* By: James E. Rottsolk
    Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                                            Sequentially
Number                        Description                          Numbered Page

     4.1  Restated Articles of Incorporation
          of the Company *.........................................

     4.2  Restated Bylaws of the Company *.........................

     4.3  Tera Computer Company 1995 Stock
          Option Plan *      ......................................

     5    Opinion of Stoel Rives LLP...............................

     23.1 Consent of Deloitte & Touch LLP..........................

     23.2 Consent of Stoel Rives LLP (included in Exhibit 5).......

     24   Power of Attorney ** ....................................



* Incorporated by reference to the Company's Registration Statement on Form SB-2 (Registration No. 33- 95460-LA), including any amendment filed for the purpose of updating such Registration Statement.

** Incorporated by reference to the Company's Registration Statement on Form S-8 (Registration No. 333- 1430).